UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

August 3, 2021

EPIZYME, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35945	26-1349956
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Technology Square, 4th Floor Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 229-5872

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, $0.0001 par value	EPZM	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 7, 2021, Epizyme, Inc. (the “Company”) entered into a license agreement (the “License Agreement”) with Hutchison China MediTech Investment Limited (“Hutchmed”) for the development, manufacture and commercialization of tazemetostat, either as a monotherapy or as a part of combinations with other therapies, including Hutchmed proprietary compounds, agreed by the parties under the License Agreement (“Licensed Products”) for the treatment of epithelioid sarcoma, follicular lymphoma, diffuse large B-cell lymphoma in humans, and any additional indications agreed by the parties in accordance with the terms of the License Agreement (the “Field”) in mainland China, Taiwan, Hong Kong and Macau (each, a “Jurisdiction”, and collectively, the “Territory”).

The Company has granted Hutchmed licenses under patent rights and know-how controlled by the Company to enable Hutchmed to develop and commercialize Licensed Products in the Field in the Territory. The licenses granted to Hutchmed are co-exclusive with the Company with respect to the development of Licensed Products in the Field in the Territory and exclusive with respect to the commercialization of Licensed Products in the Field in the Territory. The Company also granted Hutchmed a license under patent rights and know-how controlled by the Company to enable Hutchmed to manufacture tazemetostat drug substance and drug product for the purpose of developing and commercializing Licensed Products in the Field in the Territory. The Company retains development and commercialization rights with respect to Licensed Products in the rest of the world outside of the Territory except for Japan. During the term of the License Agreement, each party and its affiliates is prohibited from developing or commercializing in the Field in the Territory any other compound or product that inhibits, modulates or degrades EZH1, EZH2, or any other member of the polycomb repressive complex 2, including the EED protein, provided that, subject to limitations specified in the License Agreement, Hutchmed may develop, without the use of know-how or patent rights licensed by Epizyme, its existing preclinical compound that inhibits EZH1 and EZH2.

The Company has agreed to conduct a technology transfer of manufacturing technology to Hutchmed to enable Hutchmed to manufacture clinical and commercial quantities of tazemetostat drug substance and drug product to carry out its obligations and exercise its rights under the License Agreement. Subject to the execution of a clinical supply agreement or commercial supply agreement, as applicable, and until the completion of the technology transfer to Hutchmed, the Company has agreed to manufacture and supply Hutchmed with tazemetostat drug substance and drug product in sufficient quantities for Hutchmed’s development or commercialization activities for Licensed Products in the Field in the Territory.

Hutchmed has agreed to use commercially reasonable efforts to carry out development activities in the Territory as agreed by the parties and to seek to obtain and maintain regulatory approval of the Licensed Products in the Territory. Hutchmed agreed to use commercially reasonable efforts to commercialize Licensed Products in the Field in the Territory. Hutchmed is responsible for all costs it incurs in developing, obtaining regulatory approval of, and commercializing Licensed Products in the Field in the Territory, including costs incurred by Hutchmed in conducting clinical trials that only include clinical sites in the Territory. For global studies conducted by the Company that Hutchmed elects to participate in by conducting any such study in the Territory, Hutchmed will be responsible for enrolling and treating in the Territory 20% of the total number of study patients of such global study and will be responsible for costs for those patients enrolled and treated in such trials. Hutchmed will also be responsible for 20% of the costs of such global studies that are not specific to any territory and the Company will be responsible for all other costs of such global studies. Hutchmed has agreed to participate in the Company’s EZH-301 and EZH-302 global studies, however under certain circumstances where the EZH-302 global study is not considered a confirmatory trial for regulatory approval in China, the Company shall be responsible for the costs of the trial in the Territory.

Pursuant to the License Agreement, the Company is entitled to receive an upfront payment of $25.0 million. The Company is also entitled to milestone payments of up to $110.0 million in the aggregate for achievement of specified development and regulatory milestones with respect to Licensed Products in the Territory, and up to $175.0 million in the aggregate for achievement of specified sales milestones in the Territory with respect to the Licensed Products. The Company will also be entitled to receive tiered royalties, ranging from a mid-teens percentage to a low twenties percentage based on Hutchmed’s cumulative annual net sales, if any, of Licensed Products in the Territory. Royalties are payable for each Licensed Product commencing on the first commercial sale of the applicable Licensed Product and ending, on a Jurisdiction-by-Jurisdiction basis, on the latest of expiration of specified patent coverage, expiration of specified regulatory exclusivity or a specified period following the first commercial sale in such Jurisdiction and may be reduced in various circumstances.

Under the License Agreement, the Company issued a warrant (the “Warrant”) to Hutchmed, exercisable at any time prior to August 7, 2025 for up to 5,653,000 shares of the Company’s common stock at an exercise price of $11.50 per share. The Company has agreed to file a registration statement registering for resale the shares of the Company’s common stock issuable upon exercise of the Warrant.

Unless earlier terminated, the License Agreement will expire upon the expiration of the last royalty term for the last Licensed Product in the Field in the Territory. Hutchmed may terminate the License Agreement in its entirety for any or no reason upon 12 months’ prior written notice to the Company. Either party may, subject to specified cure periods, terminate the License Agreement in the event of the other party’s uncured material breach, and under specified circumstances relating to the other party’s insolvency or if the other party or its affiliates challenges the validity, patentability, or enforceability of patent rights that are owned by or licensed to such party or its affiliates and that are subject to the licenses granted in the License Agreement.

The License Agreement contains representations and warranties, covenants, indemnification and other negotiated provisions, including confidentiality obligations, customary for transactions of this nature.

The foregoing description of certain terms of the License Agreement does not purport to be complete and is qualified in its entirety by reference to the License Agreement that the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2021.

Item 2.02	Results of Operations and Financial Condition.

On August 9, 2021, the Company announced its financial results for the quarter ended June 30, 2021. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information provided under Item 2.02 of this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 2.05	Costs Associated with Exit or Disposal Activities.

On August 3, 2021, the Board of Directors of the Company (the “Board”) approved changes to the Company’s commercial strategy and organization as well as a broader operational cost reduction plan. As part of this plan, the Board approved a reduction in the Company’s workforce by approximately 11% across different areas and functions in the Company. This workforce reduction is expected to be completed by the end of the third quarter of 2021.

Affected employees will be offered separation benefits, including severance payments along with temporary healthcare coverage assistance. The Company estimates that the severance and termination-related costs will be approximately $2.0 million and expects to record these charges in the third quarter of 2021. The Company expects that payments of these costs will be made through the end of the first quarter of 2022.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K with respect to the Warrant issued in connection with the License Agreement is incorporated by reference to this Item 3.02. The Warrant was issued in reliance upon the exemption from the registration requirements of the Securities Act, set forth under Section 4(a)(2) of the Securities Act relating to sales by an issuer not involving any public offering and in reliance on similar exemptions under applicable state laws. Hutchmed represented that it is an accredited investor and that it is acquiring the Warrant for investment purposes only and not with a view to any resale, distribution or other disposition of such security in violation of the United States federal securities laws. Neither this Current Report on Form 8-K, nor the exhibits attached hereto, is an offer to sell or the solicitation of an offer to buy the securities described herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 3, 2021, the Board approved the appointment of Grant Bogle as President and Chief Executive Officer of the Company effective as of August 9, 2021 (the “Commencement Date”). Mr. Bogle will succeed Robert B. Bazemore, who resigned as President and Chief Executive Officer and as a member of the Board on August 3, 2021, in each case effective as of the Commencement Date. Mr. Bogle will continue to serve on the Board. Effective August 9, 2021, Mr. Bogle will assume the role of principal executive officer of the Company.

Prior to accepting his new position with the Company, Mr. Bogle, 63, attended Harvard University as Senior Fellow in the 2020 cohort of the Advanced Leadership Initiative. From July 2015 to June 2019, Mr. Bogle served as Senior Vice President and Chief Commercial Officer of Tesaro, Inc, a biopharmaceutical company (“Tesaro”) and left the organization after the purchase of Tesaro by GlaxoSmithKline plc. Prior to joining Tesaro, Mr. Bogle served as Senior Vice President, Pharmaceutical and Biotech Solutions at McKesson Specialty Health (formerly U.S. Oncology) from July 2007 to June 2015. Previously, he was Senior Vice President of Sales and Marketing for Millennium Pharmaceuticals. Mr. Bogle holds a B.A. in economics from Dartmouth College, an M.B.A. from Columbia University.

Mr. Bogle has no family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Mr. Bogle and any other person pursuant to which he was elected as an officer of the Company.

Bogle Employment Arrangements. Mr. Bogle has entered into an employment offer letter dated August 4, 2021 (the “Offer Letter”) with the Company that establishes the terms of his employment with the Company, including his title, salary, bonus and eligibility for benefits. Under the Offer Letter, Mr. Bogle’s annual base salary will be $675,000 and his annual target bonus opportunity will equal 65% of his annual base salary.

Pursuant to the Offer Letter the Company has granted to Mr. Bogle, effective as of August 16, 2021, a stock option to purchase 417,500 shares of common stock of the Company (“Common Stock”) at an exercise price equal to the closing price of the Common Stock on the Nasdaq Global Select Market on August 16, 2021. Subject to Mr. Bogle’s continued employment with the Company, the stock options will vest as to 33.33% of the underlying shares on August 16, 2022, and the balance of the underlying shares will vest thereafter in 24 equal monthly installments until August 16, 2024. The Company has also granted to Mr. Bogle, effective as of August 16, 2021, restricted stock units for 87,500 shares of Common Stock on August 16, 2021. Subject to Mr. Bogle’s continued employment with the Company, the restricted stock units will vest in three equal installments over a three year period, with the first installment vesting on August 16, 2022 and the balance of the restricted stock units vesting thereafter in two equal annual installments on August 16, 2023 and August 16, 2024.

In addition, subject to Mr. Bogle’s continued employment with the Company, the Company has agreed to grant Mr. Bogle in January 2022 (i) an additional stock option to purchase at least 417,500 shares of Common Stock, which will vest as to 33.33% of the underlying shares on August 16, 2022, and the balance of the underlying shares will vest thereafter in 24 equal monthly installments until August 16, 2024 and (ii) additional restricted stock units for at least 87,500 shares of Common Stock, which restricted stock units will vest in three equal installments over a three year period, with the first installment vesting on August 16, 2022 and the balance of the restricted stock units vesting thereafter in two equal annual installments on August 16, 2023 and August 16, 2024.

Mr. Bogle is also eligible for severance benefits under the Company’s Executive Severance and Change in Control Plan (the “Severance Plan”). Under the Severance Plan, if the Company terminates Mr. Bogle’s employment without cause or if he terminates his employment for good reason (each as defined in the Severance Plan) prior to or more than twelve months following a change in control (as defined in the Severance Plan), he will be entitled to receive his monthly base salary and medical benefits for twelve months following the date of such termination. If the Company terminates Mr. Bogle’s employment without cause or he terminates his employment for good reason upon or within twelve months following a change in control, he will be entitled to receive his monthly base salary and medical benefits for eighteen months following the date of such termination and 150% of his target bonus, in both cases subject to Mr. Bogle’s signing a severance agreement and release of claims.

Bazemore Consulting Arrangements. Mr. Bazemore has agreed to assist the Company in an advisory capacity for 12 months from the effective date of his resignation under the terms of a consulting agreement entered into with the Company on August 4, 2021 (the “Consulting Agreement”) that will become effective upon the effectiveness of Mr. Bazemore’s resignation. During the term of the Consulting Agreement, Mr. Bazemore will receive a monthly fee of (i) $42,635 per month through December 31, 2021 and (ii) $17,760 per month beginning January 1, 2022 through August 9, 2022. During the term of the Consulting Agreement, the Company will also pay on Mr. Bazemore’s behalf, subject to Mr. Bazemore’s eligibility for continued coverage under COBRA, the portion of the premiums for group health insurance coverage to the same extent that the Company paid such premiums immediately prior to the effectiveness of Mr. Bazemore’s resignation. The continued effectiveness of the Consulting Agreement is subject to Mr. Bazemore’s execution and non-revocation of a standard release of claims.

The foregoing descriptions of Mr. Bogle’s Offer Letter and the Severance Plan and Mr. Bazemore’s Consulting Agreement do not purport to be complete and are qualified in their entirety by reference to the Offer Letter and Consulting Agreement, copies of which will be filed with the Securities and Exchange Commission (the “SEC”) in the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2021, and the Severance Plan, a copy of which was filed as Exhibit 10.11 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on February 26, 2019 (File No. 001-35945).

Forward-Looking Statements

Any statements in this Current Report on Form 8-K about future expectations, plans and prospects for the Company, including statements about the expected proceeds from the License Agreement and the Warrant, statements about the Company’s cost reductions and expected costs and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: whether commercial sales of TAZVERIK for epithelioid sarcoma and follicular lymphoma in the approved indications will be accelerated; whether the refinement of the Company’s commercial strategy and cost reductions will achieve the Company’s objectives; whether the collaboration with Hutchmed will be successful, including whether tazemetostat as a monotherapy or in combination with any product will receive marketing approval for epithelioid sarcoma or follicular lymphoma or any other indication in the Territory and whether the Company will receive the payments contemplated by the License Agreement, including proceeds from the exercise of the Warrant; whether the cost reduction plan will achieve the anticipated savings; whether tazemetostat will receive marketing approval for epithelioid sarcoma or follicular lymphoma in other jurisdictions, full approval in the United States or approval in any other indication; whether results from preclinical studies or earlier clinical studies will be predictive of the results of future trials; whether results from clinical studies will warrant meetings with regulatory authorities, submissions for regulatory approval or review by governmental authorities under the accelerated approval process; whether the Company will receive regulatory approvals, including accelerated approval, to conduct trials or to market products; the impact of the COVID-19 pandemic on the Company’s business, results of operations and financial condition; other matters that could affect the availability or commercial success of tazemetostat in the Territory; whether the company’s cash resources will be sufficient to fund the company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements; and other factors discussed in the “Risk Factors” section of the Company’s most recent Form 10-K or Form 10-Q filed with the SEC and in the Company’s other filings from time to time with the SEC. In addition, the forward-looking statements included in this Current Report on Form 8-K represent the Company’s views as of the date hereof and should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press release issued by the Company on August 9, 2021*

104	Cover Page Interactive Data File (embedded within XBRL document)

*	The exhibit shall be deemed to be furnished, and not filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIZYME, INC.

Date: August 9, 2021	By:	/s/ John Weidenbruch
John Weidenbruch
Senior Vice President, General Counsel and Secretary